Asset Purchase Agreement

     This Asset Purchase Agreement (the "Agreement") is made and effective January 25, 2000, by and between CraftClick.com, Inc., An Utah Corporation ("Buyer") and Kirk A. Hines ("Seller").

     Seller operates a search web site specific to the online crafts community under the names Bella-decor.com, Craftssearch.com, and Craft-search-engine.com (the "Business").

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller used in the Business, subject to the terms of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

1. Transfer of Assets. At the Closing, subject to the terms of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, encumbrances, claims, clouds, charges, equities or imperfections of any nature, all software, databases, contract rights, customer lists, trademarks, trade names, intellectual property, goodwill, materials, supplies, telephone numbers, business records, and other assets owned by Seller and used or useful in the Business and related operations. The assets and properties to be transferred by Seller to Buyer shall include, without limitation those identified in Exhibit A attached hereto.

  2. Conveyance and Transfer Documents. Seller agrees to deliver to Buyer at the Closing such certificates, bills of sale, documents of title and other instruments of conveyance and transfer, in form and content satisfactory to Buyer, as shall be effective to vest in Buyer good and marketable title in and to any property to be sold, assigned, transferred, conveyed and delivered hereunder.

3. Payment of Purchase Price. In exchange for full payment for all of the items purchased from Seller, Buyer shall issue Seller 100,000 shares of its common stock. Such issued shares shall be "restricted securities" and shall be imprinted with the following legend or a reasonable facsimilie thereof on the front and reverse sides thereof:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

4. Nonassumption of Liabilities. Except as otherwise agreed expressly in writing, Buyer does not and shall not assume or agree to pay any of Seller's or, where applicable, any shareholder's, partner's, or member's, liabilities or obligations of any nature or kind. Seller and, where applicable, any shareholder, partner, or member, shall each remain responsible for their respective debts and obligations.

5. Further Assurances. From time to time after the date of this Agreement, Seller shall give to Buyer, and to Buyer's representatives, auditors and counsel, full access during normal business hours to all of the properties, books, records, tax returns, contracts, licenses, franchises and all of the documents of Seller relating to the Business and shall furnish to Buyer all information with respect to the Business, as Buyer may from time to time reasonably request. Promptly following execution of this Agreement, Seller shall use Seller's best efforts to obtain all consents (if any, including, without limitation, consents of any government or governmental agency) necessary to effect the sale, assignment, transfer, conveyance and delivery contemplated by Section 1 hereof. From time to time after the Closing, at Buyer's request and without further consideration, Seller agrees to execute and deliver at Seller's expense such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require more effectively to sell, assign, transfer, convey, deliver and vest in Buyer, and to put Buyer in possession of, any property to be sold, assigned, transferred, conveyed and delivered hereunder.

6.   Closing.
     A. The issuance of shares, delivery of documents and completion of other items related to the transfer of the Business and the assets purchased by Buyer (the "Closing") shall be held on January 25, 2000, at 5:00 p.m., at Columbia, SC, or on such other date, and at such other time and place, as mutually agreed upon by the parties in writing.
     B.   At the Closing:
       (i) Seller shall execute and deliver to Buyer the instruments of conveyance and transfer called for in Section 2 hereof;
       (ii) Buyer shall deliver to Seller a Board resolution instructing the Buyer's transfer agent to issue the stock called for in Section 3 above.
     C. In the event that the Closing hereunder shall not be consummated by January 31, 2000 for any reason other than some act, omission or material breach by Buyer, this Agreement shall, at the sole option of Buyer, terminate.

7. Representations and Warranties of Seller. Seller represents and warrants to and covenants with Buyer, and Buyer's successors and assigns (which representations, warranties and covenants shall survive the Closing), as follows:
     A. Seller has full power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby.
     B. This Agreement and Seller's performance of the obligations herein do not constitute the breach or violation of any agreement, covenant, obligation or promise to which Seller is legally bound.
     C. Seller's execution, delivery and performance of this Agreement will not constitute the breach or violation of any agreement, obligation, promise, covenant or court order with respect to any spousal maintenance or child support obligation and that Seller's spouse, if any, does not own any part of the Business and no consent or waiver by any such spouse is required to complete Seller's obligations herein.
     D. Except as otherwise disclosed by Seller in writing, as of the date of this Agreement, the assets and properties of Seller are not, and as of the Closing they will not be, subject to any liens, encumbrances, claims, clouds, charges, equities or imperfections of any nature.
     E. Neither the execution or delivery by Seller of this Agreement or the transactions contemplated hereby will: (i) result in the creation of any lien, security interest, or encumbrance upon any of the assets of Seller; (ii) violate any order, writ, injunction, decree, judgment, law, rule, regulation or ruling of any court or governmental authority applicable to Seller or any of its properties; or (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority.
     F. Seller, and where applicable any shareholder, officer, director, member or partner, are in violation of, or under investigation with respect to, or have been charged with or given notice of, any violation of any applicable law, statute, order, rule, regulation, policy or guideline promulgated or judgment entered, by any federal, state or local court or governmental authority relating to or affecting the Business, Seller or any of Seller's assets.
     G. As of the Closing Date there has not been, any materially adverse change in the financial condition, assets, liabilities, business or property of Seller, or with respect to its employees or customers, and Seller has no knowledge of any fact or contemplated event which may, in the future, cause any such materially adverse change. As of the date of Closing, the business of the Seller has been, and will be, conducted only in the ordinary course.
     H. Copies of all instruments, agreements and other documents which have been delivered or may be delivered to Buyer by Seller pursuant to or in connection with this Agreement are and will be complete and correct as of the date hereof and as of the Closing. Exhibits B and C, attached hereto and made a part hereof, are lists of all contracts, leases, licenses and other agreements relating to the Business. Seller is not in default and has not received any notice of default under any such contract, lease, license or other agreement or under any other obligation relating to the Business.
     I. As of the date hereof there is, and on the Closing Date there will be, no litigation at law or in equity, no proceeding before any commission or other administrative or regulatory authority, and no dispute, claim or controversy (including, without limitation, labor union strikes, elections, arbitrations, grievances, complaints, or administrative actions) pending, or to the knowledge of Seller threatened, against or affecting the business or property of Seller or it right to carry on it business and enter into and consummate the transactions contemplated by this Agreement.
     J. There is no unfair labor practice complaint against Seller pending before the National Labor Relations Board. There is no labor strike dispute, slowdown or stoppage, or any union organizing campaign, pending, or to the best of the knowledge of Seller, threatened against or involving Seller. No labor agreements have been filed with Seller which has had, or may have, a materially adverse effect on Seller's business. No collective bargaining agreement is currently being negotiated with Seller.
     K. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Seller in connection with this Agreement or the transactions contemplated hereby.
     L. On the date hereof Seller has, and on the Closing Seller shall have, duly prepared and timely filed all local, state and federal tax returns (including, without limitation, those which relate to FICA, withholding and other payroll taxes) required to be filed by such dates, and paid all taxes, penalties and interest with respect thereto. To the extent that any tax liabilities have accrued but not become payable, the full amounts thereof have been reflected as liabilities or reserved against on the Balance Sheet. After the Closing, Seller shall duly prepare and timely file any and all local, state and federal tax returns which pertain, in whole or in part, to the period on or before the Closing, and pay all taxes, penalties and interest with respect thereto.
     M. On the date hereof, the properties and assets to be transferred under this Agreement are, and on the Closing they will be, in good condition and repair.
     N. Seller shall permit Buyer and its representatives at all reasonable times during business hours and without interfering with the normal conduct of the business of Seller, to examine and have full access to all of the properties, books and records of Seller and to copy such books and records (at Buyer's expense).

8. Representations and Warranties of Buyer. Buyer represents and warrants to and covenants with Seller (which representations and warranties shall survive the Closing) as follows:
     A. Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the State of Utah.
     B. Buyer has full power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby. The execution, delivery and consummation of this Agreement have been duly authorized and approved by such directors of Buyer as required by, and in accordance with, applicable laws and the instruments, agreements and documents controlling Buyer's governance.
     C. As of the date hereof there is, and as of the Closing there will not be litigation at law or in equity, no proceeding before any commission or other administrative or regulatory authority, and no dispute, claim or controversy pending, or to the knowledge of Buyer threatened, against or affecting the right of Buyer to enter into and consummate the transactions contemplated by this Agreement.
  D. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder fees or similar fees or expenses in connection with the transactions contemplated by this Agreement, and no broker or finder has acted on Buyer's behalf.

9.   Indemnification.
     A. Seller indemnifies and holds harmless Buyer against any loss, damage or expense (including, without limitation, taxes, penalties, interest and reasonable attorney's fees) asserted against or suffered by Buyer arising out of or resulting from (i) any breach of this Agreement by Seller; (ii) any inaccuracy in the representations, warranties, and covenants made by Seller in this Agreement, or in any certificate, schedule, exhibit or written instrument delivered or to be delivered under this Agreement; and (iii) any liability, obligation, demand, claim, action, or judgment, known or unknown, which may already have arisen or which may hereafter arise, by reason of or in connection with the operation of Seller's business prior to the Closing.
     B. (i) Buyer shall promptly notify Seller of any claim or demand which Buyer determines has given or could give rise to a right of indemnification under this Agreement. Unless Seller give Buyer written notice that either contests Buyer's right to indemnification for a claim or demand within thirty
(30) days of the date Buyer notifies them of such a claim or demand, Seller shall be deemed to have acknowledged Buyer's right to indemnification for such claim or demand pursuant to the provisions of this Agreement.
  (ii) If any claim or demand relates to a claim or demand asserted by a third party against Buyer, Seller shall have the duty, at Seller's expense, to defend any such claim or demand. Buyer shall make available to Seller and Seller's representatives all records and other materials reasonably required by them for their use in contesting any such claim or demand. Buyer shall have the right, but not the obligation, to employ separate counsel, and to participate with Seller in the defense of any such claim or demand, but the fees and expenses of such separate counsel shall be paid by Buyer. In not event shall Buyer be obligated to defend any such claim or demand.

10. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the following conditions precedent:
     A. The representations, warranties and covenants made by Seller herein to Buyer shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations, warranties and covenants had been made on and as of date of the Closing, and Seller shall have performed and complied with all agreements, covenants and conditions on their part required to be performed and complied with on or prior to the Closing.
     B. The assets to be purchased by Buyer and the Business shall not have been adversely affected in any material way (whether or not covered by insurance) as a result of any fire, casualty, act of God or other force majeure or any labor dispute or disturbances.

11. Conditions Precedent to the Obligations of Seller. The obligations of Seller shall be subject to the condition precedent that all warranties, representations, and covenants made by Buyer to Seller in this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as if such warranties, representations, and covenants had been made on and as of the date of the Closing, and Buyer shall have performed or complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing.

12.  Covenants of Seller.  Seller covenants with Buyer as follows:
          During the two year period from and after the Closing, Seller shall not directly or indirectly, or as a partner, shareholder, employee, manager or otherwise, own, manage, operate, control, be employed by, participate in, or otherwise be connected with any other business the same as or similar to the Business. In the event any of the provisions of this Section shall be determined to be invalid by reason of their scope or duration, this Section shall be deemed modified to such extent as required to cure the invalidity.
In the event of a breach, or a threatened breach, of this covenant, Buyer shall be entitled to obtain an injunction restraining the commencement or continuance or the breach, as well as to any other legal or equitable remedies permitted by law.

13. Consulting Agreement. At the Closing, Buyer and Seller (or a principal of Seller) shall enter into a Consulting Agreement in the form and with the content of the Consulting Agreement attach as Exhibit B.

14.  Notices.
Any notice under this Agreement shall be effectively given upon deposit in the United States mail, postage prepaid, or by recognized overnight delivery service, and addressed as follows (or at such change of address given by one party to the other in writing after the date hereof):
  If to Buyer:  CraftClick.com, Inc., 432 Culver Blvd., Playa Del Rey, CA
  90293

  If to Seller:  Kirk A. Hines, 104 Stonewall Street, Raeford, NC 28376

15.  Final Agreement.
This Agreement represents the full agreement between the parties and supersedes any and all prior negotiations and understandings between them. This Agreement may not be modified or amended except by a written instrument executed by all of the parties.

15.  Governing Law.
This Agreement shall be governed by and construed according to the laws of the State of Utah.

16.  Force Majeure.
Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-conforming party.

17.  No Assignment.
The parties agree that neither party may assign or transfer any rights and obligations under this Agreement, directly or indirectly except upon the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

18.  Severability.
If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

19.  Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

20.  Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CraftClick.com, Inc.



By:/S/Peter A. Yollin           /s/Kirk A. Hines
Peter A. Yollin                 Kirk A. Hines
Chief Executive Officer

                           EXHIBIT A
                        Seller's Assets

All software relating to the Business, including but not limited to operating and application software.

All domain names registered to the Business, including but not limited to Bella-decor.com, Craftssearch.com and Craft-search-engine.com.

All e-mail lists and registered member information (approximately 5,000 e-mail addresses).

Complete access including passwords to the Business web site.

Any information that is stored in the databases of the Business.

                           EXHIBIT B
                      Consulting Agreement


                INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this January 25, 2000, by and between Kirk A. Hines ("Consultant") and
CraftClick.com, Inc., An Utah Corporation ("Company").

Now, therefore, Consultant and Company agree as follows:

1.  Engagement.
Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services:

Maintenance and upkeep of the bella-decor.com web site.

2.  Term.
Consultant shall provide services to Company pursuant to this Agreement for a term commencing on January 25, 2000 and ending on January 25, 2001.

3.  Place of Work.
Consultant shall render services primarily at Consultant's offices, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.  Time.
Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average 10
(ten) hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.  Payment.
Company shall pay Consultant $1,000 per month for services performed pursuant to this Agreement. Payment shall be made monthly. Consultant shall bear all of Consultant's expenses incurred in the performance of this Agreement.

6.  Covenant Not to Compete.
During the term of this Agreement and for a period of two years thereafter, Consultant shall not directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise; own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as or similar to the business conducted by Company. In the event any of the provisions of this Section 6 are determined to be invalid by reason of their scope or duration, this Section 6 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this Section 6, Company shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law.

7.  Confidentiality.
During the term of this Agreement, and thereafter for a period of two (2) years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

  A.  is disclosed by Company without restriction;

  B.  becomes publicly available through no act of Consultant;

  C.  is rightfully received by Consultant from a third party.

8.  Termination.
A.  This Agreement may be terminated by Company as follows:

  i. If Consultant is unable to provide the consulting services by reason of temporary or permanent illness, disability, incapacity or death.

  ii.  Breach or default of any obligation of Consultant pursuant to
     Section 6, Covenant Not to Compete, or Section 7, Confidentiality, of this Agreement.

  iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B.  Consultant may terminate this Agreement as follows:
  i. Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Consultant.

  ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

9.  Independent Contractor.
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.  Tools and Supplies.
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

11.  Controlling Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

12.  Headings.
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.  Final Agreement.
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14.  Notices.
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

  If to Consultant:
  Kirk A. Hines
  104 Stonewall Street
  Raeford, NC 28376

  If to Company:
  CraftClick.com, Inc.
  432 Culver Blvd.
  Playa Del Rey, CA 90293

15.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


  CraftClick.com, Inc.



/S/Kirk A. Hines                By:/s/Peter A. Yollin
Kirk A. Hines                   Peter A. Yollin
  Chief Executive Officer

Interwest Transfer Co.
1981 East Murray-Holladay Rd.
P. O. Box 17136
Salt Lake City, Utah  84117

Craftclick.com, Inc.
432 Culver Blvd.
Playa Del Rey, California 90393

Re: Exchange of shares of Bella-decor.com, ("Bella") in exchange for shares of Craftclick.com, Inc., a Utah corporation ("Craftclick or "the Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and the Company's Annual and Quarterly and Current Reports filed with the Securities and Exchange Commission for the past twelve months which can be reviewed in the Edgar Archives at www.sec.gov. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission; and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis. I hereby compromise and waive any claims I have or may have against Bella under any federal or state securities laws, rules or regulations or otherwise, or for any other reason whatsoever.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Craftclick is Mantyla, McReynolds & Assoc., 5872 South 900 East, #250, Salt Lake City, Utah 84121;
Telephone: (801) 269-1818; and that legal counsel for Craftclick is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Craftclick shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided for use by Craftclick as they are made to induce you to issue me the shares of Craftclick under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Craftclick, all shares of Craftclick to be issued and delivered to me shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Craftclick will attempt to accommodate any stockholders' request where Craftclick views the request is made for valid business or personal reasons so long as in the sole discretion of Craftclick, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Craftclick.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          Kirk A. Hines   100,000
          (Name(s) and Number of Shares)

          104 Stonewall Street
          (Address)

          Racford, NC 28376
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/Kirk A. Hines